EXHIBIT 99.1

           Leiner Health Products Reports Third Quarter 2005 Results;
                        Sales Rise 7% to $189.3 Million;
   Company Achieves Record Quarterly Credit Agreement EBITDA of $25.3 Million

     CARSON, Calif.--(BUSINESS WIRE)--Feb. 2, 2005--Leiner Health Products Inc. today announced its financial results for the third quarter ended December 25, 2004.
     Net sales for the quarter were $189.3 million compared to $176.7 million for the same period in fiscal 2004, a 7% increase. The increase in sales resulted from new product introductions and strong off-shelf category promotions from the company's largest customers, partially offset by a continued soft retail market and the impact of negative media on Vitamin E sales. For the first nine months of fiscal 2005, net sales totaled $510.3 million compared to $492.2 million in the first nine months of fiscal 2004.
     Leiner reported net income of $8.1 million for the quarter, compared to $10.2 million for the same period in fiscal 2004. The decrease in net income was affected by an increase in interest expense of $3.3 million from the company's recapitalized debt structure compared to the same period in fiscal 2004.
     Credit Agreement EBITDA was $25.3 million for the quarter, compared to $23.8 million for the same period in fiscal 2004. For the first nine months of fiscal 2005, Credit Agreement EBITDA was $65.2 million compared to $64.2 million during the first nine months of fiscal 2004. Credit Agreement EBITDA is a financial measure used in the company's Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio of 5.25 to 1.00 and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio of 2.25 to 1.00 on the last day of the third quarter. Leiner was in compliance with these financial covenants as of December 25, 2004. Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for reconciliation between net income and Credit Agreement EBITDA.
     For the first nine months of fiscal 2005, Leiner recognized $86.8 million of charges related to the May 2004 recapitalization and reported a net loss of $54.3 million. Excluding these recapitalization charges and their income tax impact, the company would have had net income of $18.2 million compared to $22.7 million reported in the first nine months of fiscal 2004. During the first nine months of fiscal 2005, interest expense increased by $10.2 million from the recapitalized debt level, and the company recorded $2.5 million in charges related to a series of organizational changes implemented primarily in the second quarter of fiscal 2005. See the Condensed Consolidated Statements of Operations on page four for a reconciliation of the difference between net income including and excluding recapitalization charges and their income tax effect.
     Robert Kaminski, Chief Executive Officer, commented, "We are pleased with our sales growth and the record Credit Agreement EBITDA we achieved during the third quarter. Sales growth resulted from sales of new products and strong category promotions from our largest customers. As expected, the retailer inventory adjustments and label changes from our second quarter were managed with no impact on our third quarter.
     "During the third quarter of fiscal 2005, we also made progress in a number of areas that are important to Leiner's future development, including executing an agreement with a major customer to become its exclusive supplier of store brand Glucosamine/Chondroitin. We believe joint care supplements are a safe and effective solution for millions of consumers suffering from arthritis pain. As a result, the company is well positioned to adjust to product landscape changes caused by recent negative media affecting Vitamin E and Naproxen sales.
     "The company and its customers will focus on new alternatives for heart health and pain management products while passive and reactive users are on the sidelines. We expect our sales to reflect this transition over the next six months while consumers consult their health care professionals. We are continuing our new product initiatives in the fourth quarter and expect the performance of those products to fuel top-line growth despite the market transition.
     "The careful management of operating expenses, which totaled 12.6% of net sales during the third quarter versus 14.4% of net sales in the prior-year period, will continue for the foreseeable future. At the same time, the company's gross margins will be impacted by product and customer mix changes and higher raw material costs during this transition period."

     Conference Call Information

     Leiner will conduct a conference call on Thursday, February 3, 2005 at 11:00 a.m. Eastern time to discuss third-quarter-2005 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. The call is also being webcast, and can be accessed through the "Financials" section of the company's website, www.Leiner.com. A replay of the call will also be available through Thursday, February 10, 2005, and can be accessed by dialing 706-645-9291 and referencing conference ID #3686203. An archived webcast will also be available on Leiner's website.
     Additional information regarding Leiner's third quarter will be contained in the company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by Wednesday, February 9, 2005. The Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

     About Leiner Health

     Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 40 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner produced 22 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

     Forward-looking Statement

     This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time;
(vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiii) the mix of the company's products and the profit margins thereon; (xiv) the availability and pricing of raw materials; and (xv) other factors beyond the company's control. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                              -- Tables to Follow -


                           Leiner Health Products Inc.
                 Condensed Consolidated Statements of Operations
                                    Unaudited
                                 (in thousands)


                     Three months ended         Nine months ended
                    --------------------      ----------------------

                   December 27, December 25, December 27, December 25,
                       2003        2004         2003          2004
                   ----------- -------------  ----------- -----------

Net sales           $176,710     $189,303      $492,184    $510,349
Cost of sales        131,794      143,628       366,255     380,156
                  ----------- --------------  ----------- -----------

Gross profit          44,916       45,675       125,929     130,193
Marketing,
 selling and
 distribution
 expenses             13,528       14,198        41,084      43,870
General and
 administrative
 expenses             10,398        8,080        29,476      28,010
Research and
 development
 expenses              1,358        1,550         4,201       3,981
Amortization of
 other
 intangibles              81           80           368         240
Recapitalization
 expenses                  -          607             -      86,777
Other operating
 expense                 440          726         1,147      1,654
                  ----------- --------------  ----------- -----------

Operating income
 (loss)               19,111       20,434       49,653      (34,339)
Interest expense,
 net                   4,649        7,970       14,269       24,423
                  ----------- --------------  ----------- -----------

Income (loss) before
 income taxes         14,462       12,464       35,384      (58,762)
Provision for
 (benefit from)
 income taxes          4,223        4,331       12,680       (4,484)
                  ----------- --------------  ----------- -----------

Net income (loss)     10,239        8,133       22,704      (54,278)

Accretion on preferred
 stock                (3,149)           -       (8,660)     (39,211)
                  ----------- --------------  ----------- -----------

Net income (loss)
 attributable to
 common
 shareholders         $7,090       $8,133      $14,044     $(93,489)
                  ===========  =============  =========== ===========


Pro forma Reconcilation
-----------------------
Net income (loss)    $10,239       $8,133      $22,704     $(54,278)
Recapitalization
 expenses                 -           607            -       86,777
Income tax impact of
 recapitalization
 expenses                 -          (119)           -      (14,291)
                  ----------- --------------  ----------- -----------

Pro forma net
 income              $10,239       $8,621      $22,704      $18,208
                  ===========  =============  =========== ===========


                           Leiner Health Products Inc.
                      Condensed Consolidated Balance Sheets
                    (dollars in thousands, except share data)


ASSETS                               March 27, 2004  December 25, 2004
                                     --------------- -----------------
                                                         Unaudited

Cash and cash equivalents                   $33,824            $7,526
Accounts receivable, net of
 allowances of $2,970 and
 $3,362 at March 27, 2004
 and December 25, 2004,
 respectively                                77,984            90,567
Inventories                                 144,479           164,243
Income tax receivable                           411             6,716
Prepaid expenses and other current
 assets                                      13,174            12,286
                                     --------------- -----------------
                                                  0
   Total current assets                     269,872           281,338
                                             56,267            57,748
                                             52,083            52,290
                                              9,505            19,320
                                     --------------- -----------------

   Total assets                            $387,727          $410,696
                                     =============== =================


EQUITY (DEFICIT)


Accounts payable                            $91,162           $95,630
Accrued compensation and benefits            14,514            10,955
Customer allowances payable                   8,896            12,329
Accrued interest                              1,110             4,946
Other accrued expenses                        6,113             6,040
Current portion of long-term debt            14,286             5,509
                                     --------------- -----------------

   Total current liabilities                136,081           135,409
                                            156,720           401,758
                                              3,724             3,724
                                     --------------- -----------------

   Total liabilities                        296,525           540,891


Authorized, issued and outstanding
 shares-200,000 at March 27, 2004
 and
   zero at December 25, 2004                 40,188                 -

Series B junior convertible
 preferred stock, $0.01 par value;
   Authorized, issued and
   outstanding shares-7,500 at
   March 27, 2004 and
   zero at December 25, 2004                  6,616                 -
Series C junior preferred stock,
 $0.01 par value;
   Authorized, issued and
   outstanding shares-7,000 at
   March 27, 2004 and
   zero at December 25, 2004                  6,178                 -
Common stock, $0.01 par value;
 3,000,000 shares authorized,
 1,139,394  issued and
 outstanding at March 27, 2004 and
 1,000 at December 25, 2004                      11                 -
Capital in excess of par value               21,841                 -
Retained earnings (accumulated
 deficit)                                    16,259          (132,722)
Accumulated other comprehensive
 income                                         109             2,527
                                     --------------- -----------------

   Total shareholders' equity
    (deficit)                                51,014          (130,195)
                                     --------------- -----------------

   Total liabilities, redeemable
    preferred stock and
    shareholders' equity (deficit)         $387,727          $410,696
                                     =============== =================


                           Leiner Health Products Inc.
                     Calculation of Credit Agreement EBITDA
                                    Unaudited
                                 (in thousands)


                     Three months ended         Nine months ended
                  ----------------------------------------------------

                  December 27,  December 25, December 27, December 25,
                     2003          2004         2003        2004

                  ------------- ------------- ----------- ------------

Net income (loss)      $10,239        $8,133     $22,704     $(54,278)
Provision for
 (benefit from)
 income taxes            4,223         4,331      12,680       (4,484)
Interest expense,
 net                     4,649         7,970      14,269       24,423
Depreciation and
 amortization            3,626         3,530      11,063       10,209
Recapitalization
 expenses (1)              625           607       2,296       86,777
Management fees (2)        425           732       1,183        2,508
                  ------------- ------------- ----------- ------------
Credit Agreement
 EBITDA (3)            $23,787       $25,303     $64,195      $65,155
                  ============= ============= =========== ============

(1) Represents consulting, transaction, legal and accounting fees associated with the May 2004 recapitalization. Recapitalization expenses for the third quarter and the first nine months of fiscal 2004 were included in the general and administrative expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows. Recapitalization expenses incurred in the third quarter and the first nine months of fiscal 2005 were included as a separate item in the condensed consolidated statement of operations.

(2) Management fees are included in other operating expenses in the condensed consolidated starement of operations.

(3) Credit Agreement EBITDA as presented above is a financial measure that is used in our new senior credit facility. Credit Agreement EBITDA is not a defined term under U.S. generally accepted accounting principles and should not be considered as an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. Credit Agreement EBITDA differs from the term "EBITDA" (earnings before interest expense, income tax expense, and depreciation and amortization) as it is commonly used.


     CONTACT: Leiner Health Products Inc.
              Rob Reynolds, 310-952-1511
              or
              Lippert/Heilshorn & Assoc.
              Jody Burfening/Harriet Fried, 212-838-3777